UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

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☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

PROPANC HEALTH GROUP CORPORATION

(Name of Registrant as Specified in Its Charter)

______________________________

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PROPANC HEALTH GROUP CORPORATION

LEVEL 13, SUITE 1307, 530 COLLINS STREET

MELBOURNE, VIC, 3000 AUSTRALIA

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Holders of Common Stock of Propanc Health Group Corporation:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of Propanc Health Group Corporation (the "Company" or “Propanc”), a Delaware corporation.  The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this Information Statement is to notify you of the following actions already approved by written consent of a majority of the voting stockholders and the Board:

•	to file a Certificate of Amendment to our Certificate of Incorporation (the “Articles of Incorporation”) to increase the Company’s authorized Common Stock from 100,000,000 shares to 10,000,000,000 shares, par value $0.001 per share (the “Amendment”).

The Amendment is more fully described in the accompanying Information Statement.  The written consent of a majority of the voting shareholders was in accordance with §228 of the Delaware General Corporation Law, our Certificate of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing out shareholders of the action taken by the Written Consent before it becomes effective.   This information statement will be mailed on or about December 18, 2014 to stockholders of the Record Date.

This is not a notice of a special meeting of shareholders and no shareholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT DECEMBER 18, 2014.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

December 18, 2014	/s/ James Nathanielsz
James Nathanielsz Director, President and Chief Executive Officer

PROPANC HEALTH GROUP CORPORATION

LEVEL 13, SUITE 1307, 530 COLLINS STREET

MELBOURNE, VIC, 3000 AUSTRALIA

__________________________________

INFORMATION STATEMENT

December 18, 2014

Action by Written Consent of Majority Stockholders

__________________________________

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

In this Information Statement we refer to Propanc Health Group Corporation, a Delaware corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is furnished by the Board of Directors (the “Board”) of Propanc Health Group Corporation, a Delaware corporation (the “Company” or “We”) to inform the stockholders of action already approved by written consent (the “Written Consent”) as of November 11, 2014 (the “Record Date”) by the majority stockholders, James Nathanielsz, Julian Kenyon and Douglas Mitchell (the “Majority Stockholder”).  As of the Record Date, the Majority Shareholder held of record 53,452,439 shares of our common stock (the “Common Stock”). As a result, the Majority Shareholder holdings represent 64.83% of the total outstanding shares.

Action by Written Consent

The following actions were approved by the written consent of the holders of a majority of our outstanding voting stock as of the Record Date, which we refer to as the Written Consent, in lieu of a special meeting:

●	the filing of the Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Incorporation”) to increase the Company’s authorized Common Stock from 100,000,000 shares to 10,000,000,000 shares, par value $0.001 per share (the “Amendment”).

The Amendment is more fully described in the accompanying Information Statement.  The Written Consent was in accordance with the §228 of the Delaware General Corporation Law, our Certificate of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing out shareholders of the action taken by the Written Consent before it becomes effective.   This information statement will be mailed on or about December 18, 2014 to stockholders of the Record Date.

Pursuant to the Written Consent on November 11, 2014, the Majority Stockholder approved the Amendment to increase the authorized Common Stock of the Company from 100,000,000 shares to 10,000,000,000 shares of Common Stock (the “Action”).

The Action was unanimously approved by our Board of Directors on November 11, 2014.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board and the Majority Shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our shareholders of certain corporate actions taken by the Majority Shareholders pursuant to the Written Consent.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Action as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Shareholders to reduce the costs and implement the Action in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Action?

The affirmative vote of Majority Shareholders of the Company outstanding on the Record Date is required for approval of the Action.  As of the Record Date, the Company had 82,444,100 shares of Common Stock issued and outstanding.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.  However, because the Majority Shareholders, holding a majority of the voting rights of the Company as of the close of business on the Record Date, voted in favor of the Action, no other shareholder consents will be obtained in connection with this Information Statement.

Do I have appraisal rights?

Neither §228 of the Delaware General Corporation Law nor our Certificate of Incorporation or bylaws provide our stockholders with appraisal rights in connection with the Action discussed in this Information Statement.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 SHARES TO 10,000,000,000 SHARES

The Company’s Certificate of Incorporation authorized the issuance of 100,000,000 shares of Common Stock, par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value of $0.01 per share. On November 11, 2014, the Board of Directors of the Company approved the Certificate of Amendment of our Certificate of Incorporation, which is attached hereto as Exhibit A, to increase the amount of authorized common stock of the Company from 100,000,000 shares to 10,000,000,000 shares of Common Stock, par value $0.001 per share (the “Amendment”).

The Board will file the Amendment with the Secretary of State of Delaware. The increase in our authorized common stock will become effective on the date of filing.

Reason for Increase in Authorized Shares

The general purpose and effect of the amendment to the Company’s Certificate of Incorporation in authorizing ten billion (10,000,000,000) shares of Common Stock is to facilitate various financing agreements to enable the company to continue its current business operations.

Advantages, Disadvantages and Effects of the Proposed Increase in the Authorized Common Stock

In addition to the foregoing, in our efforts to further our business, our Board may seek to complete additional financings in the near future. At this time we do not have any plans to issue any additional shares. However, if and when we do determine to pursue an additional financing or business transaction, having additional authorized capital available for issuance in the future will give us flexibility and may allow such shares to be issued without the expense and delay of another shareholder meeting.

Additionally, at this time, the increase in authorized shares of common stock is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

Further, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include, among others, the ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions, and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. In addition, shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

Authorized, but unissued shares of common stock, may be used by the Company for any purpose permitted under Delaware law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed hereof, we presently have no plan, commitment, arrangement, understanding or agreement to issue additional shares of common stock (except pursuant to employee benefit plans or outstanding derivative securities), the Company may, in the future, issue common stock in connection with the activities described above or otherwise.

The increase in the authorized shares of common stock will not have any immediate effect on the rights of existing shareholders. However, as discussed above, if the shareholders approve the proposed amendment, our Board may cause the issuance of additional shares without further vote of our shareholders. These future issuances may be dilutive to our current common shareholders and may cause a reduction in the market price of our common stock. Current holders of common stock do not have preemptive or similar rights which means that current shareholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership. The issuance of additional shares of common stock would decrease the proportionate equity interest of our current shareholders and could result in dilution to our current shareholders.

As discussed above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this Action. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of common stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this Action with the intent that it be utilized as a type of anti-takeover device.

Dissenter’s Rights of Appraisal

Neither of §228 of the Delaware General Corporation Law nor our Certificate of Incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with the Action discussed in this Information Statement

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As disclosed under the section entitled “Action to be Taken”, the Board, consisting of the two members, James Nathanielsz and Julian Kenyon, approved the Amendment, and Majority Stockholders of the Company further approved the Amendment. James Nathanielsz is the President and Chief Executive Officer of the Company.

Except the foregoing and disclosed elsewhere in this Information Statement, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	Any director or officer of our corporation;

2.	Any proposed nominee for election as a director of our corporation; and

3.	Any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officer are listed below in the section entitled "Principal Shareholders and Security Ownership of Management".  To our knowledge, the directors have not advised that they intend to oppose the Amendments, as more particularly described herein.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholder, November 11, 2014, the Company had 82,444,100 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On November 11, 2014, the holders of 64.83% of the outstanding shares of our common stock and voting rights executed and delivered to the Company the Written Consent approving the action set forth herein. Since the action has been approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

§228 of the Delaware General Corporation Law provides in substance that unless the Company’s Certificate of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of December 18, 2014, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of December 18, 2014. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of December 18, 2014 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: Level 13, Suite 1307, 530 Collins Street, Melbourne, VIC, 3000 Australia.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (1)

Common Stock	James Nathanielsz 576 Swan Street Richmond, VIC, 3121, Australia (2)	9,701,761	11.77%

Common Stock	Dr. Julian Kenyon Beechwood, Embley Lane East Wellow, Near Romsey, Hampshire, SO51 6DN, United Kingdom (3)	10,812,064	13.11%

Common Stock	All directors and executive officers as a group	20,513,825	24.88%

5% Shareholders:

Common Stock	Ostrowski Properties Pty Ltd. 33 Allambee Avenue Elsternwick, VIC, 3185, Australia (4)	4,132,691	5.01%

Common Stock	Putney Consultants Ltd. (5)	32,938,614	39.95%

(1)	Applicable percentages are based on 82,444,100 shares outstanding, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, Propanc believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

(2)	Mr. Nathanielsz is a director and executive officer. Represents shares of common stock held by North Horizon Investments Pty Ltd., a Nathanielsz Family Trust. Mr. Nathanielsz has voting and investment power over these shares.

(3)	Dr. Kenyon is a director. Represents shares of common stock.

(4)	Mr. Jan Ostrowski and Mrs. Ywonna Ostrowski, Mr. Nathanielsz's father-in-law and mother-in-law, have voting power and investment power of Ostrowski Properties PTY Ltd.

(5)	Dr. Douglas Mitchell, a former director and executive officer of the Company, has voting and investment power of Putney Consultants Ltd.

INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our common stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our common stock.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written request to Propanc Health Group Corporation, Level 13, Suite 1307, 530 Collins Street, Melbourne, VIC, 3000 Australia. Attention: James Nathanielsz. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

By Order of the Board of Directors

Date: December 18, 2014	/s/ James Nathanielsz
James Nathanielsz
President and Chief Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

PROPANC HEALTH GROUP CORPORATION

Propanc Health Group Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That a meeting of the Board of Directors of PROPANC HEALTH GROUP CORPORATION resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be and read as follows:

To increase the authorized shares of common stock, par value $0.001 per share, from 100,000,000 to 10,000,000,000 shares.

The authorized preferred shares shall remain at 10,000,000 shares, par value of $0.01.

Such as: the total number of shares the company is authorized to issue is 10,010,000,000, of which 10,000,000,000 are common with the par value $0.001 and 10,000,000 are preferred with par value $0.01.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate of Amendment to be signed by its officer thereunto duly authorized this _________ day of December, 2014.

Propanc Health Group Corporation

By:
Name:	James Nathanielsz
Title:	President and CEO